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                                                                  Exhibit (a)(2)

                              THE NEW ENGLAND FUNDS

                Amendment No. 1 to Amended and Restated Agreement
                            and Declaration of Trust

         The undersigned, being at least a majority of the Trustees of The New England Funds (the "Trust"), hereby consent to and adopt the following amendment to the Trust's Agreement and Declaration of Trust (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of The Commonwealth of Massachusetts:

         The undersigned Trustees having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, the first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

         Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated: (1) TNE Government Securities Fund, (2) TNE Growth Fund,
         (3) TNE Balanced Fund, (4) TNE Retirement Equity Fund, (5)TNE Bond Income Fund, (6) TNE Tax Exempt Income Fund, (7) TNE Global Government Fund, (8) TNE International Equity Fund and (9) TNE Capital Growth Fund; and the following Series shall be, and are hereby, designated as Multi-Class Series: TNE International Equity Fund and TNE Capital Growth Fund.

         The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 24th day of July, 1992.

/s/ Graham T. Allison               /s/ Robert B. Kittredge
    -----------------                   -------------------
    Graham T. Allison                   Robert B. Kittredge

/s/ Laurens MacLure                 /s/ Sandra O. Moose
    -----------------                   -------------------
    Laurens MacLure                     Sandra O. Moose

/s/ James H. Scott                  /s/ Joseph F. Turley
    -----------------                   -------------------
James H. Scott                          Joseph F. Turley

/s/ Ralph F. Verni
    -----------------
    Ralph F. Verni